POWEROFATTORNEY The undersigned hereby appoints E. Hutchinson Robbins, Jr. and Helen M. Oh as my true arrd lawful Attomeys-in-Fact, each individually with the full power to act for the undersigned, and with full power of substitution and re-substitution, and in the undersigned's name, place and stead, in any and all capacities, solely with respect to matters relating to Telos Corporation (the "Company") to: (l) prepare, execute and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any other rule or regulations ofthe SEC. (2) prepare, execute and submit to the SEC, the Company, and/or any other national securities exchanges on which the Company's securities are listed any and all reports (including any amendments hereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section l6 ofthe Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), with respect to any security of the Company, including Forms 3, 4 and 5, and Form 144; and (3) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third par[z to release such information to the Attorney-il-Fact. All prior Powers of Attomey granting these same powers are hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section l6(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Compary, unless eadier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. .,, IN WITNESS WIIEREOF, the undersigned has caused this Power of Attorney to be executed as of this !!{rn auy of June 2025. --^.,,.)/ -<..- ,/')U<_Eq--uuL L_e- -^ crq B.rrr,te l-.Cr,Toll ACKNOWLEDGEMENT FOR POWER OF ATTORNEY COMMON WEALTH OF VIRGINIA COTINTY OF V /A The foregoing instrument was acknowledged before me this f Ll the daV of Jrune 2025 by Bonnie L. Carroll. EErilDNt-m'FusBttNNoN REGISTFATION { 7936633 cot'lMotlwrlrr I oF vlRG lNlA i,iv t-o ri i,,l rs s t o H rx-P-tn rs Resistration No.: ;;#;i"#;xpires: fl ; n)4?f 3 ll )olb